FUNDVANTAGE TRUST

                   CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND
                               FINANCIAL OFFICERS

I.       COVERED OFFICERS/PURPOSE OF THE CODE

                  This FundVantage Trust (the "Trust") code of ethics (the "Code") applies to the Trust's President and Treasurer (the "Covered Officers" each of whom are set forth in Exhibit A) for the purpose of promoting:

                   o honest and ethical conduct,  including the ethical handling
                     of  actual  or  apparent   conflicts  of  interest  between
                     personal and professional relationships;

                   o full, fair, accurate,  timely and understandable disclosure in reports and documents that a registrant files with, or submits to, the Securities and Exchange Commission ("SEC") and in other public communications made by the Trust;

                   o compliance with applicable laws and governmental  rules and regulations;

                   o the prompt internal  reporting of violations of the Code to an  appropriate  person or persons  identified in the Code;
                     and

                   o accountability for adherence to the Code.

                  Each Covered Officer should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest.

II. COVERED OFFICERS HONEST AND ETHICAL CONDUCT AND ETHICALLY HANDLING ACTUAL AND APPARENT CONFLICTS OF INTEREST

                  OVERVIEW. The Covered Officers shall conduct their activities on behalf of the Trust in an honest and ethical manner. A "conflict of interest" occurs when a Covered Officer's private interest interferes with the interests of, or his service to, the Trust. For example, a conflict of interest would arise if a Covered Officer, or a member of his family, receives improper personal benefits as a result of his position with the Trust.

                  Certain conflicts of interest arise out of the relationships between Covered Officers and the Trust and already are subject to conflict of interest provisions in the Investment Company Act of 1940 (the "1940 Act") and the Investment Advisers Act of 1940 (the "Advisers Act"). For example, Covered Officers may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with the Trust because of their status as "affiliated persons" (as defined in Section 2(a)(3) of the 1940
Act) of the Trust. The Trust's and the investment adviser's compliance programs and procedures are designed to prevent, or identify and correct, violations of these provisions. The Code does not, and is not intended to, repeat or replace these programs and procedures, and such conflicts fall outside of the parameters of the Code.

                  Although typically not presenting an opportunity for improper personal benefit, conflicts arise from, or as a result of, the contractual relationship between the Trust and the investment adviser, of which the Covered Officers are also officers or employees. As a result, the Code recognizes that the Covered Officers will, in the normal course of their duties (whether formally for the Trust or for the investment adviser, or for both), be involved in establishing policies and implementing decisions that will have different effects on the investment adviser and the Trust. The participation of the Covered Officers in such activities is inherent in the contractual relationship between the Trust and the investment adviser and is consistent with the performance by the Covered Officers of their duties as officers of the Trust. Thus, if performed in conformity with the provisions of the 1940 Act and the Advisers Act, such activities will be deemed to have been handled ethically. In addition, it is recognized by the Trust's Board of Trustees ("Board") that the Covered Officers may also be officers or employees of one or more other investment companies covered by the Code or other codes.


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                  Other  conflicts of interest are covered by the Code,  even if such conflicts of interest are not subject to provisions in the 1940 Act and the Advisers Act. The following list provides examples of conflicts of interest under the Code, but Covered Officers should keep in mind that these examples are not exhaustive. The overarching principle is that the personal interests of a Covered Officer should not be placed improperly before the interests of the Trust.

                 *               *                *               *

                  Each Covered Officer must not:

                   o use  his  personal  influence  or  personal   relationships
                     improperly to influence investment decisions or financial reporting by the Trust whereby the Covered Officer would benefit personally to the detriment of the Trust.

                   o cause the Trust to take action, or fail to take action, for the individual personal benefit of the Covered Officer rather than the benefit of the Trust; and

                   o use material non-public knowledge of portfolio transactions made or contemplated for the Trust to trade personally or cause others to trade personally in contemplation of the market effect of such transactions.

                  There are some conflict of interest situations that should be reviewed by the Trust's legal counsel, if material. Examples of these include, but are not limited to:

                   o service as a director on the board of any public or private company;

                   o receipt   of   gifts,    in   excess   of   reasonable   or
                     business-appropriate;

                   o the  receipt of any  entertainment  from any  company  with which the Trust has current or prospective business dealings unless such entertainment is business-related, reasonable in cost, appropriate as to time and place, and not so frequent as to raise any question of impropriety;

                   o any ownership  interest in, or any consulting or employment relationship with, any of the Trust's service providers, other than its investment adviser, principal underwriter, administrator or any affiliated person thereof; and

                   o a direct or indirect  financial  interest  in  commissions, transaction charges or spreads paid by the Trust for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from the Covered Officer's employment, such as compensation or equity ownership.


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III.     DISCLOSURE AND COMPLIANCE

                   o Each Covered Officer should be familiar with the disclosure requirements generally applicable to the Trust;

                   o each Covered Officer should not knowingly misrepresent,  or cause others to misrepresent, facts about the Trust to other persons, whether within or outside the Trust, including to the Trust's Board and independent auditor, and to government regulators and self-regulatory organizations;

                   o each  Covered  Officer  should,  to the extent  appropriate within his area of responsibility, consult with other officers and employees of the Trust and the investment adviser with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents the Trust file with, or submit to, the SEC and in other public communications made by the Trust; and

                   o it is the responsibility of each Covered Officer to promote compliance with the standards and restrictions imposed by applicable laws, rules and regulations.

IV.      REPORTING AND ACCOUNTABILITY

                  Each Covered Officer must:

                   o upon  adoption of the Code (or  thereafter  as  applicable, upon becoming a Covered Officer), affirm in writing to the Board that he or she has received, read, and understands the Code;

                   o annually  affirm to the Board  that he or she has  complied with the requirements of the Code and report on the Covered Officer's affiliations and relationships;

                   o not  retaliate  against  any other  Covered  Officer or any employee of the Trust or its affiliated persons for reports of potential violations that are made in good faith; and

                   o notify the Trust's  legal  counsel  promptly if he knows of any violation of the Code. Failure to do so is itself a violation of the Code.

                  The Trust's legal counsel is responsible for applying the Code to specific situations in which questions are presented under the Code. The Trust's legal counsel also has the authority to interpret the Code in any particular situation. However, any approvals or waivers sought by a Covered Officer will be considered by the independent trustees on the Board.


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                  The Trust will follow these  procedures in  investigating  and enforcing the Code:

                   o the Trust's legal counsel will take all appropriate  action to investigate any potential violations reported to such counsel;

                   o if, after such  investigation,  the Trust's  legal  counsel believes that no violation has occurred, such counsel is not required to take any further action;

                   o any matter that the  Trust's  legal  counsel  believes is a violation will be reported to the Board;

                   o The  Board  will  consider  appropriate  action,  which may include review of, and appropriate modifications to, applicable policies and procedures; notification to appropriate personnel of the investment adviser or its board; or a recommendation to dismiss the Covered Officer;

                   o the Board will be  responsible  for  granting  waivers,  as appropriate; and

                   o any  changes to or waivers of the Code will,  to the extent required, be disclosed as provided by SEC rules.

V.       OTHER POLICIES AND PROCEDURES

                  The Code shall be the sole code of ethics adopted by the Trust for purposes of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules and forms applicable to registered investment companies thereunder. Insofar as other policies or procedures of the Trust, the Trust's adviser, principal underwriter, or other service providers govern or purport to govern the behavior or activities of the Covered Officers who are subject to the Code, they are superseded by the Code to the extent that they overlap or conflict with the provisions of the Code. The Trust's and their investment adviser's codes of ethics under Rule 17j-1 under the 1940 Act and the investment adviser's more detailed policies and procedures are separate requirements applying to the Covered Officers and others, and are not part of the Code.

VI.      AMENDMENTS

                  Any amendments to the Code, other than amendments to Exhibit A, must be approved or ratified by a majority vote of the Board, including a majority of independent trustees.

VII.     CONFIDENTIALITY

                  All reports and records prepared or maintained pursuant to the Code will be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or the Code, such matters shall not be disclosed to anyone other than the Board, the Trust's legal counsel and the investment adviser.

VIII.    INTERNAL USE

                  The Code is intended solely for the internal use by the Trust and does not constitute an admission, by or on behalf of the Trust, as to any fact, circumstance, or legal conclusion.




ADOPTED AS OF MAY 31, 2007.





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                                                                       EXHIBIT A

                     COVERED OFFICERS UNDER CODE OF ETHICS


                      NAME                          TITLE
                      ----                          -----
                  Joel L. Weiss                   President
                  James G. Shaw                   Treasurer